Exhibit 10.1

EXCHANGE AND SUPPORT AGREEMENT

THIS EXCHANGE AND SUPPORT AGREEMENT (this “Agreement”) is made the 3rd day of August, 2023.

AMONG (individually, a “Party”; collectively, the “Parties”):

(1)	Crown LNG Holding AS, a private limited liability company incorporated under the laws of Norway (the “Company”);

(2)	Crown LNG Holdings Limited, a company limited by shares incorporated under the laws of the Island of Jersey (“PubCo”);

(3)	Catcha Investment Corp, a Cayman Islands company limited by shares (“Catcha”); and

(4)	Each of the persons set out in Schedule I to this Agreement (each such person, a “Shareholder”, and together, the “Shareholders”).

WHEREAS:

(A)	The Company, PubCo, Catcha and CGT Merge II Limited, a Cayman Islands company limited by shares, and wholly owned by PubCo are entering into that certain Business Combination Agreement (the “BCA”), substantially in the form attached as Exhibit A hereto (as the same may be amended or supplemented from time to time), on or around the date hereof.

(B)	Pursuant thereto, the Parties wish to enter into this Agreement in connection with the Exchange (as defined in the BCA) and the Business Combination (as defined in the BCA).

(C)	Capitalized terms used herein without being otherwise defined herein shall have the meanings assigned thereto in the BCA.

IT IS HEREBY AGREED as follows:

1.	SALE OF THE SUBJECT SECURITIES

1.1	Each Shareholder (a) acknowledges that such Shareholder is the sole legal and beneficial owner of the number of each class and type of equity securities of the Company shown against such Shareholder’s name in the column entitled the “Current Shares” on Schedule I hereto (the “Current Shares”) (in addition to any other securities of the Company acquired by such Shareholder after the date hereof and prior to the Closing, including, without limitation, any equity securities issued or deemed issued to such Shareholder in connection with the conversion or exchange of any other equity securities, or received by such Shareholder pursuant to any reclassification, stock split, combination, stock dividend, subdivision, recapitalization or the like, collectively, the “Subject Securities”), and (b) expects to receive substantial benefits as a result of the consummation of the Exchange subject to the terms of the BCA.

1.2	Each Shareholder shall transfer to PubCo all right, title and interest in the Subject Securities at the Exchange Effective Time (as defined in the BCA), details of which transfers are shown against such Shareholder’s name in the column entitled “Subject Securities” in Schedule I, and PubCo shall purchase such Subject Securities in consideration for the issue by PubCo to such Shareholder new shares of common stock in the capital of PubCo having the rights set out in the Articles of Association of PubCo (as may be amended from time to time) in the amounts set out against such Shareholder’s name in the column entitled “Exchange Consideration Shares” in Schedule I (the number of such shares applicable to such Shareholder, the “Exchange Consideration Shares”) in all respects in accordance with and pursuant to the BCA.

1.3	Each Shareholder shall transfer the Subject Securities pursuant to this Agreement with full title guarantee and free from any mortgage, charge, security interest, lien, pledge, assignment by way of security, equity, claim, right of pre-emption, option, covenant, restriction, reservation, lease, trust, order, decree, judgment, title defect (including, without limitation, any retention of title claim), conflicting claim of ownership or any other encumbrance of any nature whatsoever (whether or not perfected other than liens arising by operation of law), or any agreement, arrangement or obligation to create any of the foregoing (other than pursuant to the articles of incorporation of Crown or PubCo (as applicable) from time to time, or any restrictions on transfer arising under applicable securities Laws) and together with all rights, title, power and advantages attaching to them as at the Exchange Effective Time, including the right to receive all dividends or distributions declared, made or paid on or after the Exchange Effective Time.

2.	EXCHANGE

2.1	The sale and purchase of the Subject Securities pursuant to clause 1 shall take place on pursuant to the below procedures:

2.1.1	each Shareholder, or the Company through the power of attorney granted to it by such Shareholder pursuant to Section 4.1.2, as the case may be, will notify the Company of the transfer of the Subject Securities by delivering to the Company an Exchange Transmittal Letter in favour of PubCo in respect of the Subject Securities, duly signed and dated by or on behalf of such Shareholder;

2.1.2	PubCo shall issue an Acquisition Notification to the Company Board of its purchase of the Subject Securities covered by the completed and duly executed Exchange Transmittal Letter provided by the Shareholders.

2.1.3	the Company agrees to approve the transfer of the Subject Securities upon receipt by it of the Acquisition Notification by way of board resolution pursuant to the Norwegian Private Limited Companies Act of 1997 Section 4-16;

2.1.4	the Company shall, subject to Clauses 2.1.2 and 2.1.3, enter the name of PubCo in the Company’s shareholders’ registry as the holder of all the Subject Securities in the place of the Shareholder and issue a confirmation to PubCo that PubCo has been registered as the owner of the Subject Securities in the shareholders’ register of the Company; and

2.1.5	PubCo shall, conditional upon the Company writing up its shareholders’ registry in accordance with clause 2.1.4 showing PubCo to be the holder of all the issued ordinary shares of the Company, issue to each Shareholder the Exchange Consideration Shares as fully paid and unassessable shares and shall procure that the name of each Shareholder is entered into the register of members of PubCo as the holder of the Exchange Consideration Shares.

3.	EARNOUT SHARES

PubCo shall, following the Closing and during the Earnout Period, issue to each Shareholder the Earnout Shares, upon the terms and subject to the conditions set forth in the BCA (the “Earnout”), as fully paid and unassessable shares and shall procure that the name of each of such Shareholders is entered into the register of members of PubCo as the holder of the relevant number of Earnout Shares.

4.	TRANSACTION SUPPORT

4.1	Support Covenants

4.1.1	Each Shareholder hereby irrevocably and unconditionally agrees that, from and after the date hereof and until the earlier of the Closing or the valid termination of the BCA (the “Effective Period”), at any meeting of the shareholders of the Company (whether annual or extraordinary and whether or not adjourned or postponed or any other meeting of the Company), however called, on any written resolution, and in any action by written consent or resolution, in each case of the shareholders of the Company (collectively, “such meeting or written consent”), such Shareholder shall, solely in such Shareholder’s capacity as a shareholder of the Company, do the following as applicable: (i) when such meeting is held, appear at such meeting or otherwise cause the Subject Securities to be counted as present thereat for the purpose of establishing a quorum; (ii) vote the Subject Securities (or execute and return an action by written consent), or cause the Subject Securities to be voted (or validly execute and return and cause such consent to be granted with respect to), at such meeting or written consent in favor of the BCA, and the dealing with of the Subject Securities in accordance with the BCA, and the transactions contemplated thereby, including without limitation the Exchange and the KGLNG Transaction (as defined in the BCA) and the GBTRON Transaction (as defined in the BCA) (collectively, the “Transactions”), including with respect to any matter in furtherance of the Transactions or by any Ancillary Document for which a vote or approval of the shareholders of the Company is required (the “Transaction Approvals”); or (iii) vote the Subject Securities (or execute and return an action by written consent), or cause the Subject Securities to be voted (or validly execute and return and cause such consent to be granted with respect to), at such meeting or written consent against any Acquisition Proposal (as defined in BCA).

4.1.2	Each Shareholder has revoked or terminated any proxies, voting agreements or similar arrangements previously given or entered into with respect to the Subject Securities. Each Shareholder, to the maximum extent not prohibited by applicable Law, does hereby constitute, appoint and grant to the Company full power to act without others, as its true and lawful representative, agent and attorney-in-fact, in its name, place and stead, to make, execute or sign, acknowledge, swear to, verify, deliver, record, file and/or publish, as applicable, such actions, documents, deeds, agreements or instruments as may be required under the laws of Norway or any other jurisdiction or otherwise in connection with the Transaction Approvals (including executing and delivering any Ancillary Document required to be executed by the Shareholder pursuant to the BCA, any Exchange Transmittal Letter (including any related document and instrument) in connection with the Exchange, and any document or instrument relating to such Shareholder’s ownership of the Subject Securities). Each Shareholder hereby empowers each agent and attorney-in-fact acting pursuant hereto to determine in its sole discretion the time when, purpose for and manner in which any power herein conferred upon it shall be exercised, and the conditions, provisions and covenants of any instruments or documents that may be executed by it pursuant hereto. The agency and powers of attorney granted herein shall be unconditional and irrevocable, and shall survive the death, incompetency, incapacity, disability, insolvency or dissolution of any Shareholder (regardless of whether the Company has notice thereof). Each Shareholder agrees to execute such other documents as the Company may reasonably request in order to effect the intention and purposes of the agency and power of attorney contemplated by this Section 4.1.2. Each Shareholder hereby approves, authorizes and ratifies everything which the Company shall lawfully do or purport to do pursuant to Section 4.1.2.

4.1.3	Each Shareholder hereby covenants and agrees that it shall not, at any time prior to the earlier of the termination of this Agreement or the Closing, (i) enter into any voting agreement or voting trust with respect to any of the Subject Securities that is inconsistent with its obligations pursuant to this Agreement, (ii) grant a proxy or power of attorney with respect to any of the Subject Securities that is inconsistent with its obligations pursuant to this Agreement, or (iii) enter into any agreement or undertaking that is otherwise inconsistent with, or would interfere with, or prohibit or prevent it from satisfying, its obligations pursuant to this Agreement.

4.2	Release of Claims

In consideration for the payments and other benefits to be received by each Shareholder under the terms of the BCA, subject to and effective as of the Closing, each Shareholder, for and on behalf of himself, herself or itself and each of his, her or its, as applicable, heirs, executors, administrators, personal representatives, successors, assigns, subsidiaries, predecessors, parent companies, shareholders and Affiliates and in each case, each of their respective Affiliates, officers, directors, partners, employees, agents, attorneys, and other representatives, hereby acknowledges full and complete satisfaction of and fully and irrevocably releases and forever discharges the Company, PubCo, Catcha (and, for the avoidance of doubt, the Trust Account), the Target Companies, each of their respective subsidiaries and their predecessors, successors, assignees, parent companies, shareholders and investors (direct and indirect) and, in each case, each of their respective Affiliates, officers, directors, partners, employees, agents, attorneys and other representatives, past and present (collectively, the “Released Entities”), from liability on or for any and all charges, claims, controversies, actions, causes of action, cross claims, counterclaims, demands, debts, duties, sanctions, fines, compensatory damages, liquidated damages, punitive or exemplary damages, other damages, claims for costs, attorney’s fees, sums of money, suits, contracts, covenants, controversies, agreements, promises, responsibilities, obligations and accounts of any kind, nature or description whatsoever in Law or in equity (“Claims”), direct or indirect, past, present and future, and whether or not now or heretofore known, suspected, matured or unmatured, contingent or uncontingent, or claimed against the Released Entities, through and including the Closing, arising out of, or relating to, (i) such Shareholder’s ownership of equity or debt interests in any Target Company, including the Company, prior to the Closing (including any and all Claims such Shareholder may have against the Released Entities in such Shareholder’s capacity as a securityholder or a debtholder of any Target Company) and (ii) the organization, management or operation of the businesses of any Target Company relating to any matter, occurrence, action, inaction, omission or activity prior to the Closing, in each case, in such Shareholder’s capacity as an equity or debt securityholder; provided, that such release shall not release the Released Entities for (i) any liabilities or Claims that such Shareholder has pursuant to such Shareholder’s right to receive such Shareholder’s portion of the Exchange Consideration or Earnout Shares (as applicable) determined in accordance with, and subject to, the terms of, and the steps set forth in, the BCA, (ii) any Claims arising out of or related to the Released Entities’ respective Organizational Documents, to provide indemnification, reimbursement or advancement of expenses to such Shareholder in respect of actions taken or omitted in such Shareholder’s capacity as an officer and/or director of such Released Entity prior to the Closing, (iii) any Claims arising out of or related to the Released Entities’ contracts with or obligations to any Shareholder in respect of compensation arrangements as an officer and/or director of such Released Entity prior to the Closing, or (iv) any Claims arising under, or in connection with, any commercial agreements as between any Shareholder or its Affiliates and any Released Entity.

4.3	No Transfer

Each Shareholder agrees that such Shareholder will not, prior to the Closing, (i) sell, transfer, pledge, encumber, assign, grant an option with respect to, hedge, swap, convert, dispose of or otherwise transfer any of the economic consequences of ownership (collectively, “Transfer”) of any Subject Securities, (ii) enter into any contract, option, put, swap, warrant, call or other arrangement or understanding with respect to any Transfer of any of the Subject Securities or any interest therein, or (iii) publicly announce any intention to effect any transaction specified in clause (i) or (ii); provided however that (A) in the case of East LNG PTE Ltd only, the foregoing shall not restrict any Transfers of the Subject Securities held by East LNG PTE Ltd. to its shareholders or other third parties, provided that in such case, such Transfers are effected within 45 calendar days of this Agreement, and such transferees agree to execute this Agreement and the Lock-up Agreement, and further provided that (B) in the case of all other Shareholders who are the initial parties to this Agreement as of the date hereof, other than any Shareholder that is owned or controlled by any officers or directors of Crown, the foregoing shall not restrict any Transfers of any Subject Securities by such Shareholders to a third party, provided that in such case, such Transfers are effected within 45 calendar days of this Agreement, and such transferees agree to execute this Agreement.

4.4	Remedies

4.4.1	Each Shareholder expressly acknowledges and agrees that (i) such Shareholder is receiving good and valuable consideration sufficient to make this Agreement, and each of the terms herein, binding and fully enforceable, each of the restrictions contained in this Agreement are supported by adequate consideration and are reasonable in all respects (including with respect to subject matter, time period and geographical area) and such restrictions are necessary to protect the Company’s, PubCo’s and Catcha’s interest in, and value of, the Company’s business (including the goodwill inherent therein), and (ii) the Company, PubCo and Catcha would not have entered into the BCA and this Agreement or consummated the transactions contemplated thereby or hereby without the restrictions contained in this Agreement.

4.4.2	The Parties acknowledge and agree that the amount of actual damages suffered by PubCo, the Company and Catcha in the event of an actual or threatened breach of this Agreement would be difficult or impossible to accurately calculate and there may be irreparable damages to PubCo, the Company or Catcha in the event of such an actual or threatened breach. Consequently, the Parties agree that in addition to any other remedy or relief to which it may be entitled, in the event of a breach or threatened breach of this Agreement, PubCo, the Company, Catcha or their respective successors and assigns shall be entitled to an injunction or injunctions to prevent breaches of any of the terms or provisions of this Agreement, and to enforce specifically the performance by each Shareholder. Each Shareholder hereby agrees to waive any defense in any suit that PubCo, the Company or Catcha has an adequate remedy at Law and hereby agrees to waive any requirement to post any bond in connection with obtaining such relief.

4.4.3	If the final judgment of a court of competent jurisdiction declares that any term or provision of this Agreement is invalid or unenforceable, the Parties agree that the court making the determination of invalidity or unenforceability shall have the power to reduce the scope, duration or area of the term or provision, to delete specific words or phrases, or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be enforceable as so modified after the expiration of the time within which the judgment may be appealed.

4.4.4	Notwithstanding anything to the contrary set forth herein, the Parties acknowledge and agree that this Section 4 is not intended to be, and is not, an admission or acknowledgement by any Person that money damages or any other monetary payment would be a sufficient remedy for a breach of this Agreement, or that the inability to obtain a monetary remedy by virtue of the limitations in this Section 4.4 will limit a Party’s ability to obtain injunctive relief or specific performance in accordance with this Section 4.4. Except as otherwise expressly provided herein, any and all remedies provided herein will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by Law or equity upon such Party, and the exercise by a Party of any on remedy will not preclude the exercise of any other remedy.

4.5	Shareholder Representations and Warranties

Each Shareholder represents and warrants to PubCo, the Company and Catcha (solely with respect to such Shareholder and not with respect to any other shareholder of the Company) that:

4.5.1	(i) if such Shareholder is a corporation, limited liability company, partnership, trust, proprietorship or other legal entity, it has all necessary corporate, limited liability company, limited partnership or other applicable power and authority (or, if such Shareholder is a natural person, such Shareholder has the legal capacity) to execute and deliver this Agreement and to perform the Shareholder’s obligations hereunder; (ii) the execution, delivery and performance of this Agreement and the transactions contemplated by this Agreement by such Shareholder have been duly and validly authorized by all necessary action on the part of such Shareholder; (iii) the execution, delivery and performance of this Agreement and the transactions contemplated by this Agreement by such Shareholder will not, directly or indirectly (with or without notice or lapse of time), contravene, conflict with or result in a violation of, if the Shareholder is an entity, the organizational documents of such Shareholder or such Shareholder’s Affiliates; (iv) the execution and delivery of this Agreement does not, and the performance by the Shareholder of the Shareholder’s obligations hereunder will not, result in the creation or imposition of any Lien upon the Subject Securities and (v) the execution and delivery of this Agreement does not, and the performance by the Shareholder of the Shareholder’s obligations hereunder will not, directly or indirectly (with or without notice or lapse of time), contravene, conflict with or result in a violation of any Law.

4.5.2	Such Shareholder has duly and validly executed this Agreement, this Agreement is a legal, valid and binding obligation of the Shareholder, enforceable against the Shareholder in accordance with the terms set forth herein (except as such enforceability (x) may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization or other similar applicable Laws affecting or relating to enforcement of creditors’ rights generally and (y) is subject to general principles of equity), and the Shareholder is the sole legal and beneficial owner of, and has good and valid title, to, all of the Subject Securities, and there exist no Liens or any other limitation or restriction (including any restriction on the right to vote, sell or otherwise dispose of the Subject Securities). Such Shareholder has the sole right to vote the Subject Securities, and none of the Subject Securities are subject to any proxy, voting trust or other similar agreement or arrangement. The Current Shares are the only equity securities of the Company owned legally or beneficially by such Shareholder on the date hereof, the Shareholder does not own beneficially or legally have the right to acquire, or have any other interest in, any other equity securities of the Company or any of its Subsidiaries, or any rights to acquire, or any securities that are convertible into, any of the foregoing.

4.5.3	Such Shareholder has received a copy of the BCA and the Ancillary Documents substantially in the form of which (subject to the terms and conditions hereof) such Shareholder shall become a party to the Registration Rights Agreement in such Shareholder’s capacity as a Company Holder (as such term is defined therein) and/or the Lock-Up Agreement in such Shareholder’s capacity as a Company Holder (as such term is defined therein) at the Closing, as applicable, and have the rights, and be subject to the obligations set forth therein.

4.5.4	Such Shareholder (i) has full voting power, full power of disposition and full power to issue instructions with respect to the matters set forth herein, in each case, with respect to the Subject Securities, (ii) has not entered into any voting agreement or voting trust with respect to any of the Subject Securities that is inconsistent with such Shareholder’s obligations pursuant to this Agreement, (iii) has not granted a proxy or power of attorney with respect to any of the Subject Securities that is inconsistent with such Shareholder’s obligations pursuant to this Agreement and (iv) has not entered into any agreement or undertaking that is otherwise inconsistent with, or would interfere with, or prohibit or prevent it from satisfying, its obligations pursuant to this Agreement.

4.5.5	Such Shareholder has relied upon its own tax, legal and financial advisers in connection with its decision to enter into this Agreement and is responsible for any tax liability arising as a result of the transactions contemplated herein.

4.5.6	There is no Action pending or, to the Shareholder’s knowledge, threatened against the Shareholder that, if adversely decided or resolved, would reasonably be expected to adversely affect the ability of the Shareholder to perform, or otherwise comply with, any of its covenants, agreements or obligations under this Agreement in any material respect. No Consent of or with any Governmental Authority or any Person on the part of the Shareholder is required to be obtained or made in connection with the execution, delivery or performance by the Shareholder of this Agreement.

5.	TERMINATION; AMENDMENTS AND WAIVERS; ASSIGNMENT

5.1	This Agreement shall automatically terminate, without any notice or other action by any Part, and be void ab initio upon the valid termination of the BCA pursuant to Section 10.1 (Termination) thereof and, upon such termination shall be of no further force and effect, without the creation or imposition of any penalty, liability or obligation upon any Party. Upon termination of this Agreement as provided in the immediately preceding sentence, none of the Parties shall have any further obligations or Liabilities under, or with respect to, this Agreement. Notwithstanding the foregoing or anything to the contrary in this Agreement, the termination of this Agreement pursuant to this Section 6.1 shall not affect any liability on the part of any Party for a willful breach of any covenant or agreement set forth in this Agreement prior to such termination or fraud.

5.2	Any provision of this Agreement may be amended or waived if, and only if, such amendment or waiver is in writing and signed by the Shareholders, Catcha, PubCo and the Company. Notwithstanding the foregoing, no failure or delay by any Party in exercising any right hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise of any other right hereunder. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assignable by any Shareholder without PubCo’s, the Company’s and Catcha’s prior written consent.

5.3	This Agreement may be executed in any one or more number of counterparts each of which, when executed and delivered, constitute an original of this Agreement but all the counterparts will, together, constitute one and the same agreement.

5.4	Each Party undertakes with the other to do, execute, perform or procure to be done executed or performed all such further acts, documents and things as such other or others of them may reasonably require to give effect to this Agreement.

5.5	Each Party shall bear its own costs for the preparation and implementation of this Agreement.

5.6	No variation of this Agreement shall be valid unless made in writing and signed by or on behalf of each Party.

6.	Notices.

All notices, demands and other communications to be given or delivered under this Agreement shall be in writing and shall be deemed to have been given (a) when personally delivered (or, if delivery is refused, upon presentment) or received by email (with confirmation of transmission) prior to 5:00 p.m. eastern time on a Business Day and, if otherwise, on the next Business Day, (b) one (1) Business Day following sending by reputable overnight express courier (charges prepaid) or (c) three (3) calendar days following mailing by certified or registered mail, postage prepaid and return receipt requested. Unless another address is specified in writing pursuant to the provisions of this Section 7, notices, demands and other communications shall be sent to the addresses indicated below:

(i).	If to PubCo, to:

Crown LNG Holdings Limited

3rd Floor, 44 Esplanade

St. Helier, Jersey

JE4 9WG

Attn: Jørn Husemoen

Telephone No.: + 47 980 25 359

Email: jorn@crownlng.com

with a copy (which shall not constitute notice) to:

Nelson Mullins Riley & Scarborough LLP

101 Constitution Avenue, NW Suite 900

Washington, D.C. 20001

Attn: Andy Tucker

Facsimile No.: (202) 689-2860

Telephone No.: (202) 689-2987

Email: Andy.Tucker@nelsonmullins.com

(ii).	If to the Company, to:

Crown LNG Holding AS

Skøyen Atrium

Drammensveien 147

0277 Oslo, Norway

Attn: Jørn Husemoen

Telephone No.: + 47 980 25 359

Email: jorn@crownlng.com

with a copy (which shall not constitute notice) to:

Nelson Mullins Riley & Scarborough LLP

101 Constitution Avenue, NW Suite 900

Washington, D.C. 20001

Attn: Andy Tucker

Facsimile No.: (202) 689-2860

Telephone No.: (202) 689-2987

Email: Andy.Tucker@nelsonmullin.com

(iii).	If to Catcha, to:

Catcha Investment Corp

Level 42, Suntec Tower Three,

8 Temasek Blvd, Singapore 038988

Attn: Patrick Grove

Telephone No.: +65 6829-2294

Email:	pg@catchagroup.com;
luke@catchagroup.com;
kit@catchagroup.com

with a copy (which shall not constitute notice) to:

Goodwin Procter LLP

38/F Edinburgh Tower, The Landmark Central, Hong Kong, China

Attn: Daniel Dusek, Douglas Freeman and Victor Chen

Telephone No.: 852- 3658-5300

Email:	DDusek@goodwinlaw.com;
DFreeman@goodwinlaw.com;
VChen@goodwinlaw.com.

(iv).	If to a Shareholder, to the address set forth on Schedule I or to such other address as the Party to whom notice is given may have previously furnished to the other Party in writing in the manner set forth above.

7.	Miscellaneous.

7.1	This Agreement and the documents referred to herein and therein constitute the entire agreement of the Parties with respect to the subject matter of this Agreement, and supersede all prior agreements and undertakings, both written and oral, among the Parties to this Agreement with respect to the subject matter of this Agreement, except as otherwise expressly provided in this Agreement.

7.2	This Agreement shall be for the sole benefit of the Parties and their respective successors and permitted assigns and the Released Entities and is not intended, nor shall be construed, to give any Person, other than the Parties and their respective successors and assigns and the Released Entities, any legal or equitable right, benefit or remedy of any nature whatsoever by reason this Agreement. Nothing in this Agreement, expressed or implied, is intended to or shall constitute the Parties, partners or participants in a joint venture.

7.3	Each Shareholder hereby agrees to use such Shareholder’s best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things reasonably necessary under applicable Laws to consummate the Transactions on the terms and subject to the conditions set forth in the BCA and the Ancillary Documents.

7.4	Section 8.13 (Public Announcements), Section 12.7 (Severability), Section 12.11 (Interpretation), Section 12.12 (Counterparts), Section 12.4 (Governing Law; Venue) and Section 12.5 (Waiver of Jury Trial) of the BCA are incorporated herein by reference, mutatis mutandis.

[THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

The Parties have executed this Agreement the day and year first above written.

/s/ Jørn Skule Husemoen
Name:	Jørn Skule Husemoen
Title:	Chairman of the Board
For and on behalf of
Crown LNG Holding AS

/s/ Jørn Skule Husemoen
Name:	Jørn Skule Husemoen
Title:	Director
For and on behalf of
Crown LNG Holdings Limited

/s/ Patrick Grove
Name:	Patrick Grove
Title:	Chairman and Chief Executive Officer
For and on behalf of
Catcha Investment Corp

[Signatures continued on following pages]

[Signature Page – Exchange and Support Agreement]

The Parties have executed this Agreement the day and year first above written.

COMPANY DIRECTORS AND OFFICERS:

/s/ Jørn Skule Husemoen
Jørn Skule Husemoen

/s/ Swapan Kataria
Swapan Kataria

/s/ Aslak Aslaksen
Aslak Aslaksen

[Signatures continued on following pages]

[Signature Page – Exchange and Support Agreement]

The Parties have executed this Agreement the day and year first above written.

SHAREHOLDERS:

/s/ Serhii Lazariev	/s/ JDR
Title: Authorized Signatory	Title: Authorized Signatory
Name: Serhii Lazariev	Name: JDR
For and on behalf of	For and on behalf of
Aurora Terra AG	Houghton Trading Ltd

/s/ Jørn Skule Husemoen	/s/ Swapan Kataria
Title: Director	Title: Authorized Signatory
Name: Jørn Skule Husemoen	Name: Swapan Kataria
For and on behalf of	For and on behalf of
Black Kite AS	Kataria Capital Corporation

/s/ Swapan Kataria	/s/ Rohit Kumar
Title: Director	Rohit Kumar, individually
Name: Swapan Kataria
For and on behalf of
East LNG Pte Ltd.

/s/ Patricia Po Min Lee	/s/ Srinivas Rao Devavarapu
Title: Director	Title: Director
Name: Patricia Po Min Lee	Name: Srinivas Rao Devavarapu
For and on behalf of	For and on behalf of
Fu Qiang Ltd	Raghava Corporate Pte Ltd

/s/ Ashish Dixit	/s/ Per Grobstok
Title: Director	Title:Authorized Signatory
Name: Ashish Dixit	Name: Per Grobstok
For and on behalf of	For and on behalf of
GBTron Ltd	Service Invest AS

/s/ Jørn Skule Husemoen	/s/ Swapan Kataria
Title: Chairman of the Board	Title: Director
Name: Jørn Skule Husemoen	Name: Swapan Kataria
For and on behalf of	For and on behalf of
Crown LNG Holding AS	Crown LNG Holding AS

/s/ Aslak Aslaksen
Title: Director
Name: Aslak Aslaksen
For and on behalf of
Crown LNG Holding AS

[Signature Page – Exchange and Support Agreement]

Schedule I

Information of Shareholders

[Intentionally Omitted]

Exhibit A

Business Combination Agreement

[Intentionally Omitted]